Exhibit 10.7

A Member of SVB Financial Group

(Working Capital Line of Credit)

EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

This EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (this “Exim Agreement”) dated as of May 21, 2008, between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (FAX 617-969-5965) (“Bank”) and CYOPTICS, INC., a Delaware corporation with its chief executive office located at 9999 Hamilton Boulevard, Breinigsville, Pennsylvania 18031 (FAX                     ) (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1              RECITALS ACCOUNTING AND OTHER TERMS

(a)           Borrower and Bank are parties to that certain Loan and Security Agreement of even date herewith, as may be amended from time to time (as may be amended, the “Domestic Agreement”), together with related documents executed in conjunction therewith (the “Domestic Loan Documents”).

(b)           Borrower and Bank desire in this Exim Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by the Exim Bank.

(c)           Accounting terms not defined in this Exim Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document. Capitalized terms in this Exim Agreement shall have the meanings set forth in Section 13. All other terms contained in this Exim Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2              LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Advances hereunder with all interest, fees and finance charges due thereon as and when due in accordance with this Exim Agreement

2.1.1       Financing of Accounts.

(a)           Availability.

(i)            Subject to the terms of this Exim Agreement and to the deduction of Reserves, Borrower may request that Bank finance specific Eligible Foreign Accounts. Bank may, in its good faith business discretion, finance such Eligible Foreign Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Foreign Account. Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Foreign Account on a case by case basis.

(ii)           Subject to the terms of this Exim Agreement and provided that Borrower is Streamline Facility Eligible, Borrower may request that Bank finance Eligible Foreign Accounts on an aggregate basis. Bank may, in its good faith business discretion, finance Eligible Foreign Accounts on an aggregate basis by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the aggregate face amount of a summary listing of Eligible Foreign Accounts provided to Bank (the “Aggregate Eligible Foreign Accounts”). Bank may, in its sole discretion, change the percentage of the Advance Rate for the Aggregate Eligible Foreign Accounts on a case by case basis.

(iii)          Subject to the terms of this Exim Agreement, Borrower may request that Bank finance Exim Inventory Placeholder Invoices. Bank may, in its good faith business discretion, finance such Exim Inventory Placeholder Invoices by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Exim Inventory Placeholder Invoice. Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Exim Inventory Placeholder Invoice on a case by case basis.

(iv)          Any Credit Extension made pursuant to the terms of subsections (i), (ii), or (iii) above shall hereinafter be referred to as an “Advance”. Any Advance made based upon an Eligible Foreign Account shall be hereinafter referred to as an “Eligible Foreign Account Advance”. Any Advance made based upon Aggregate Eligible Foreign Accounts shall be hereinafter referred to as an “Aggregate Eligible Foreign Account Advance”. Any Advance made based upon an Exim Inventory Placeholder Invoice shall be hereinafter referred to as an “Exim Inventory Advance”. When Bank makes an Advance, the Eligible Foreign Account, Aggregate Eligible Foreign Accounts, or Exim Inventory Placeholder Invoice each become a separate “Financed Receivable”.

(b)           Maximum Advances; Maximum Exim Inventory Advances and Inventory Advances.

(i)            Maximum Advances. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount. In addition and notwithstanding the foregoing, the aggregate amount of Advances outstanding at any time hereunder shall not exceed Ten Million Dollars ($10,000,000.00).

(ii)           Maximum Exim Inventory Advances. The aggregate amount of Exim Inventory Advances outstanding at any time may not exceed the lesser of (i) Four Million Five Hundred Thousand Dollars ($4,500,000.00), and (ii) fifty percent (50.0%) of the aggregate amount of Advances outstanding hereunder. If, at any time, the aggregate amount of Exim Inventory Advances exceeds the maximum amount set forth in this provision, Borrower shall immediately pay to Bank the excess and, in connection with same, hereby irrevocably authorizes Bank to debit any account of Borrower maintained by Borrower with Bank or any of Bank’s Affiliates for the amount of such excess.

(c)           Borrowing Procedure. Borrower will deliver an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit C and an Export Order signed by a Responsible Officer for each Eligible Foreign Account, Aggregate Eligible Foreign Account, or Exim Inventory Placeholder Invoice it requests Bank to finance. Such documentation shall be accompanied by an accounts receivable aging, if Borrower is then Streamline Facility Eligible, or by invoices, if Borrower is not Streamline Facility Eligible. Bank may rely on information set forth in or provided with the Advance Request and Invoice Transmittal and Export Order.

(d)           Credit Quality; Confirmations. Bank may, at its option, conduct a credit check of the Account Debtor for each Account requested by Borrower for financing hereunder in order to approve any such Account Debtor’s credit before agreeing to finance such Account. Bank may also, in consultation with Borrower (provided that such consultation will not be required upon the occurrence and during the continuance of an Event of Default), verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrower’s representations in Sections 5.3 and 5.4) by means of mail, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion.

(e)           Accounts Notification/Collection. Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify (such verifications are to be done in consultation with Borrower, provided that such consultation will not be required upon the occurrence and during the continuance of an Event of Default) and/or collect the amount of the Account.

(f)            Early Termination. This Exim Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Bank; or (ii) by Bank at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately. If this Exim Agreement is terminated for any reason prior to the Maturity Date, and at such time the Domestic Agreement and the Term Loan Agreement have been terminated or have matured pursuant to their terms, Borrower shall pay to Bank a termination fee in an amount equal to One Hundred Fifty Thousand Dollars ($150,000.00) (the “Early Termination Fee”); provided that, in no event shall the Early Termination Fee and/or the Prepayment Fee (as defined in the Term Loan Agreement) paid by Borrower under this Exim Agreement, the Domestic Agreement and the Term Loan Agreement exceed, in the aggregate, One Hundred Fifty Thousand Dollars ($150,000.00). The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank agrees to refinance and redocument this Exim Agreement under another division of Bank (in its sole and exclusive discretion) prior to the Maturity Date.

(g)           Maturity. This Exim Agreement shall terminate and all Obligations outstanding hereunder shall be immediately due and payable on the Maturity Date.

(h)           Suspension of Advances. Borrower’s ability to request that Bank finance Eligible Foreign Accounts, Aggregate Eligible Foreign Accounts and Exim Inventory Placeholder Invoices hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Exim Agreement.

(i)            End of Streamline Facility Eligible Status. On any day that Borrower ceases to be Streamline Facility Eligible, all outstanding Advances made based on Aggregate Eligible Foreign Accounts shall be immediately due and payable, together with all Finance Charges accrued thereon. Provided no Event of Default then exists hereunder and subject to the terms of this Exim Agreement, Bank may, in its good faith business discretion, agree to refinance such Advances with new Advances made based on specific Eligible Foreign Accounts (in accordance with this Agreement, including, without limitation, Section 2.1.1 hereof). In connection with same, Borrower shall deliver to Bank an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit C and an Export Order containing detailed invoice reporting, signed by a Responsible Officer together with a current accounts receivable aging and a copy of each invoice, and Bank may, in its good faith business discretion, finance same (in accordance with this Exim Agreement, including, without limitation, Section 2.1.1 hereof) and each Eligible Foreign Account financed shall thereafter be deemed to be a Financed Receivable for purposes of this Exim Agreement. If, following such determination, the outstanding principal amount of the Obligations exceeds the amount of Advances Bank has agreed to make based on specific Eligible Foreign Accounts, Borrower shall immediately pay to Bank the excess and, in connection with same, hereby irrevocably authorizes Bank to debit any account of Borrower maintained by Borrower with Bank or any of Bank’s Affiliates for the amount of such excess.

2.1.2       Note. To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof a promissory note (the “Exim Note”) in substantially the form attached hereto as Exhibit D.

2.2          Collections, Finance Charles, Remittances and Fees. The Obligations shall be subject to the following fees and Finance Charges. Unpaid fees and Finance Charges may, in Bank’s discretion, accrue interest and fees as described in Section 9.2 hereof.

2.2.1       Collections. Collections will be credited to the Financed Receivable Balance for such Financed Receivable in accordance with Section 2.2.7, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses.

2.2.2       Intentionally omitted.

2.2.3       Finance Charges. In computing Finance Charges on the Obligations under this Exim Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections. Borrower will pay a finance charge (the “Finance Charge”) on each Financed Receivable which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance. Except as otherwise provided in Section 2.3.1(b)(i) and Section 2.3.1(c)(i), the Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof. After an Event of Default has occurred and is continuing, the Applicable Rate will increase an additional five percent (5.0%) per annum effective immediately upon the occurrence of such Event of Default. In the event that the aggregate amount of Finance Charges and Collateral Handling Fees earned by Bank under this Agreement and the Domestic Agreement in any fiscal quarter is less than the Minimum Finance Charge, Borrower shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate amount of all Finance Charges and Collateral Handling Fees earned by Bank in such fiscal quarter. Such additional Finance Charge shall be payable on the first day of the next fiscal quarter.

2.2.4       Collateral Handling Fee. Borrower will pay to Bank a collateral handling fee equal to 0.50% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”); provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be equal to 0.35% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year; provided further, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of greater than Four Million Dollars ($4,000,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be equal to 0.10% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year. This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance. Except as otherwise provided in Section 2.3.1(b)(i) and Section 2.3.1(c)(i), the Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof. In computing Collateral Handling Fees under this Exim Agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations three (3) Business Days after receipt of the Collections. After an Event of Default has occurred and is continuing, the Collateral Handling. Fee will increase an additional 0.50% effective immediately upon such Event of Default.

2.2.5       Accounting. After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges and the Collateral Handling Fee. If Borrower does not object to the accounting in writing within thirty (30) days it shall be considered accurate. All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

2.2.6       Deductions. Bank may deduct fees, Finance Charges, Advances which become due pursuant to Section 2.3, and other amounts due pursuant to this aim Agreement from any Advances made or Collections received by Bank.

2.2.7       Lockbox: Account Collection Services.

(a)           As and when directed by Bank from time to time, at Bank’s option and at the sole and exclusive discretion of Bank (regardless of whether an Event of Default has occurred), Borrower shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls (collectively, the “Lockbox”). It will be considered an immediate Event of Default if the Lockbox is not set-up and operational within thirty (30) days of the Closing Date.

(b)           For any time at which such Lockbox is not established, the proceeds of the Accounts shall be paid by the Account Debtors to an address consented to by Bank. Upon receipt by Borrower of such proceeds, Borrower shall immediately transfer and deliver same to Bank, along with a detailed cash receipts journal. Provided no Event of Default exists or an event that with notice or lapse of time will be an Event of Default, (i) if Borrower is not then Streamline Facility Eligible, within three (3) days of receipt of such amounts by Bank, Bank will turn over to Borrower the proceeds of the Accounts other than Collections with respect to Financed Receivables and the amount of Collections in excess of the amounts for which Bank has made an Advance to Borrower, less any amounts due to Bank, such as the Finance Charge, payments due to Bank, other fees and expenses, or otherwise (other than with respect to any Financed Receivable that is not currently due), and (ii) if Borrower is then Streamline Facility Eligible, within three (3) days of receipt of such amounts by Bank, Bank will turn over to Borrower the proceeds of the Accounts other than amounts which are necessary to pay to Bank any principal amount due pursuant to Section 2.3.1(b)(ii); provided, however, Bank may hold such excess amount with respect to Financed Receivables as a reserve until the end of the applicable Reconciliation Period if Bank, in its discretion, determines that other Financed Receivable(s) may no longer qualify as an Eligible Foreign Account at any time prior to the end of the subject Reconciliation Period. This Section does not impose any affirmative duty on Bank to perform any act other than as specifically set forth herein. All Accounts and the proceeds thereof are Collateral and if an Event of Default occurs, Bank may apply the proceeds of such Accounts to the Obligations.

2.3          Repayment of Obligations; Adjustments.

2.3.1       Repayment.

(a)           Borrower will repay each Eligible Foreign Account Advance on the earliest of: (i) the date on which payment is received of the Financed Receivable with respect to which the Eligible Foreign Account Advance was made, (ii) the date on which the Financed Receivable is no longer an Eligible Foreign Account, (iii) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Foreign Account), (iv) the date on which there is a breach of any warranty or representation set forth in Section 5.3, (v) the date on which the full amount of the Advances must be repaid pursuant to Section 2.5, or (vi) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Eligible Foreign Account Advance and all other amounts then due and payable hereunder.

(b)           With respect to Aggregate Eligible Foreign Account Advances:

(i)            Borrower shall pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges and Collateral Handling Fees on the Aggregate Eligible Foreign Account Advances;

(ii)           Borrower shall also pay the principal amount of each Aggregate Eligible Foreign Account Advance on the earliest of: (A) the date the Financed Receivable (or any portion thereof) is no longer an Eligible Foreign Account, or an Adjustment has been made to any portion of the Aggregate Eligible Foreign Accounts, or any Account comprising the Aggregate Eligible Foreign Accounts has been paid by the Account Debtor (but in each case only up to the portion of Advances such that the aggregate Financed Receivable Balance (net of any Accounts that are paid, not Eligible Foreign Accounts, or subject to an Adjustment) is not less than 111.11% of the aggregate Advances made thereon); (B) the date on which there is a breach of any warranty or representation set forth in Section 5.3; (C) the Maturity Date (including any early termination); (D) the date on which the full amount of the Advances must be repaid pursuant to Section 2.5; or (E) as required pursuant to Section 2.1.1(i); and

(iii)          In addition to the foregoing, Borrower hereby authorizes Bank to, up to one (1) time per Reconciliation Period, refinance all outstanding Aggregate Eligible Foreign Account Advances. Each such refinancing shall consist of the creation of a new “placeholder note” on the books of Bank which evidences the Financed Receivable Balance with respect to all Aggregate Eligible Foreign Accounts Advances which are outstanding.

(c)           With respect to Exim Inventory Advances:

(i)            Borrower shall pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges and Collateral Handling Fees on the Exim Inventory Advances;

(ii)           Borrower will repay the principal amount of each Exim Inventory Advance on the earliest of: (i) the date on which payment is received of the Financed Receivable with respect to which the Exim Inventory Advance was made, (ii) the date on which there is a breach of any warranty or representation set forth in Section 5.4, (iii) the date on which the Inventory subject to an Exim Inventory Advance is shipped by Borrower to one of its customers, (iv) the date on which the full amount of the Advances must be repaid pursuant to Section 2.5, or (v) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Exim Inventory Advance and all other amounts then due and payable hereunder; and

(iii)          In addition to the foregoing, Borrower hereby authorizes Bank to, up to one (1) time per Reconciliation Period, refinance all outstanding Exim Inventory Advances. Each such refinancing shall consist of the creation of a new “placeholder note” on the books of Bank which evidences the Financed Receivable Balance with respect to all Exim Inventory Advances which are outstanding.

2.3.2       Repayment on Event of Default. When an Event of Default has occurred and is continuing, Borrower will, if Bank demands (or, upon the occurrence of an Event of Default under Section 8.3, immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding and all accrued Finance

Charges, the Early Termination Fee, Collateral Handling Fees, attorneys’ and professional fees, court costs and expenses, and any other Obligations.

2.3.3       Debit of Accounts. Bank may debit any of Borrower’s deposit accounts for payments or any amounts Borrower owes Bank hereunder. Bank shall promptly notify Borrower when it debits Borrower’s accounts. These debits shall not constitute a set-off.

2.3.4       Adjustments. If at any time during the term of this Exim Agreement any Account Debtor asserts an Adjustment or if Borrower issues a credit memorandum or if any of the representations, warranties or covenants set forth in Sections 5.3 or 5.4 are no longer true in all material respects, Borrower will promptly advise Bank.

2.4          Power of Attorney. Borrower irrevocably appoints Bank and its successors and assigns as attorney-in-fact and authorizes Bank, to: (a) following the occurrence of an Event of Default, (i) sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables; (ii) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses; and (iii) prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; and (b) regardless of whether there has been an Event of Default, (i) notify all Account Debtors to pay Bank directly; (ii) receive, open, and dispose of mail addressed to Borrower; (iii) endorse Borrower’s name on checks or other instruments (to the extent necessary to pay amounts owed pursuant to this Exim Agreement); and (iv) execute on Borrower’s behalf any instruments, documents, financing statements to perfect Bank’s interests in the Financed Receivables and Collateral and do all acts and things necessary or expedient, as determined solely and exclusively by Bank, to protect or preserve, Bank’s rights and remedies under this Exim Agreement, as directed by Bank.

2.5          Exim Guaranty. To facilitate the financing of Eligible Foreign Accounts, the Exim Bank has agreed to guarantee the Exim Loans made under this Exim Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement (collectively, the “Exim Guaranty”). If, at any time after the Exim Guaranty has been entered into by Bank, for any reason other than due to any action or inaction of Borrower under the Exim Guaranty, (a) the Exim Guaranty shall cease to be in full force and effect, or (b) if the Exim Bank declares the Exim Guaranty void or revokes any obligations thereunder or denies liability thereunder, Borrower shall immediately repay all outstanding Advances hereunder, and Borrower shall cash collateralize all issued and undrawn letters of credit issued by Bank, if any. If, at any time after the Exim Guaranty has been entered into by Bank, for any reason other than as described in the foregoing sentence, (x) the Exim Guaranty shall cease to be in full force and effect, or (y) the Exim Bank declares the Exim Guaranty void or revokes any obligations thereunder or denies liability thereunder, any such event shall constitute an Event of Default under this Exim Agreement. Nothing in any confidentiality agreement, in this Exim Agreement or in any other agreement, shall restrict Bank’s right to make disclosures and provide information to the Exim Bank in connection with the Exim Guaranty.

2.6          Exim Borrower Agreement. Borrower shall execute and deliver a Borrower Agreement, in the form specified by the Exim Bank (attached hereto as Annex A), in favor of Bank and the Exim Bank, together with an amendment thereto approved by the Exim Bank to conform certain terms of such Borrower Agreement to the terms of this Exim Agreement (as amended, the “Borrower Agreement”). When the Borrower Agreement is entered into by Borrower and the Exim Bank and delivered to Bank, this Exim Agreement shall be subject to all of the terms and conditions of the Borrower Agreement, all of which are hereby incorporated herein by this reference. Borrower acknowledges and agrees that it has received a copy of the Loan Authorization Agreement which is referred to in the Borrower Agreement. If the Borrower Agreement is entered into by Borrower and the Exim Bank and delivered to Bank, Borrower agrees to be bound by the terms of the Loan Authorization Agreement, including, without limitation, by any additions or revisions made prior to its execution on behalf of Exim Bank. Upon the execution of the Loan Authorization Agreement by Exim Bank and Bank, it shall be deemed to be, and shall become, an attachment to the Borrower Agreement, and shall be incorporated herein by reference. Borrower shall reimburse Bank for all fees and all out of pocket costs and expenses incurred by Bank with respect to the Exim Guaranty and the Borrower Agreement, including without limitation all facility fees and usage fees, and Bank is authorized to debit any of Borrower’s deposit accounts with Bank for such fees, costs and expenses when paid by Bank.

3              CONDITIONS OF LOANS

3.1          Conditions Precedent to Initial Advance. Bank’s agreement to make the initial Advance is subject to the condition precedent that Borrower shall consent to or shall have delivered, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)           a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Exim Agreement;

(b)           the Domestic Agreement and evidence of completion of all of the conditions precedent thereto;

(c)           the Term Loan Agreement and evidence of completion of all of the conditions precedent thereto;

(d)           Borrower Agreement;

(e)           Exim Note;

(f)            Economic Impact Certification;

(g)           payment of the fees and Bank Expenses then due and payable; and

(h)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2          Conditions Precedent to all Advances. Bank’s agreement to make each Advance, including the initial Advance, is subject to the following:

(a)           receipt of the Advance Request and Invoice Transmittal and Export Order;

(b)           Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1(d);

(c)           each of the representations and warranties in Section 5 (other than those representations and warranties in Sections 5.3 and 5.4) shall be true in all material respects on the date of the Advance Request and Invoice Transmittal and on the effective date of each Advance, other than those representations and warranties expressly referring to a specific date, which shall be true in all material respects as of such date, and no Event of Default shall have occurred and be continuing, or result from the Advance. Each Advance is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 (other than those representations and warranties in Sections 5.3 and 5.4) remain true in all material respects, other than those representations and warranties expressly referring to a specific date, which shall be true in all material respects as of such date;

(d)           each of the representations and warranties in Sections 5.3 and 5.4 shall be true on the date of the Advance Request and Invoice Transmittal and on the effective date of each Advance, other than those representations and warranties expressly referring to a specific date, which shall be true as of such date, and no Event of Default shall have occurred and be continuing, or result from the Advance. Each Advance is Borrower’s representation and warranty on that date that the representations and warranties in Sections 5.3 and 5.4 remain true, other than those representations and warranties expressly referring to a specific date, which shall be true as of such date; and

(e)           the Exim Guarantee will be in full force and effect.

4              CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower warrants and represents that the security interest granted herein shall be (subject to the security interest granted in the Domestic Agreement) a first priority security interest in the Collateral (subject only to Permitted Liens that are permitted to have superior priority to Bank’s security interest).

If the Exim Agreement is terminated, Bank’s lien and security interest in the Collateral granted herein shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations). Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as this Exim Agreement, the Term Loan Agreement and the Domestic Agreement have been terminated, Bank’s Liens in the Collateral shall automatically terminate and all rights therein shall revert to Borrower and Bank shall, at Borrower’s sole cost and expense, deliver such documents and make such filings as Borrower may reasonably request to evidence such termination. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Exim Agreement, with such writing to be in form and substance satisfactory to Bank.

Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Exim Agreement in all of the Collateral (with the exception of Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles), is subject to and subordinate to the security interest granted to Bank in the Domestic Agreement with respect to the Collateral and the security interest created in the Domestic Agreement with respect to Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles is subject to and subordinate to the security interest granted to Bank in this Exim Agreement with respect to such Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles.

4.2          Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, which financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion, and may include a notice that any disposition of the Collateral, by Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

5              REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1          Domestic Loan Documents. The representations and warranties contained in the Domestic Loan Documents, which are incorporated by reference into this Exim Agreement, are true and correct.

5.2          Borrower Agreement. The representations and warranties contained in the Borrower Agreement, which are incorporated by reference into this Exim Agreement, are true and correct.

5.3          Financed Receivables. Borrower represents and warrants for each Financed Receivable (other than Financed Receivables based upon Exim Inventory Placeholder Invoices):

(a)           Each Financed Receivable is an Eligible Foreign Account;

(b)           Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

(c)           The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

(d)           Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date;

(e)           Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

(f)            There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

(g)           Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

(h)           Borrower has not filed or had filed against it Insolvency Proceedings and does not reasonably anticipate any filing;

(i)            Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds thereof;

(j)            No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank with respect to a Financed Receivable contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading. All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Financed Receivable are true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books with respect to a Financed Receivable are genuine and in all respects what they purport to be;

(k)           All sales and other transactions underlying or giving rise to each Financed Receivable comply in all material respects with all applicable laws and governmental rules and regulations; and

(l)            To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to each Financed Receivable are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.4          Representations regarding Exim Inventory Placeholder Invoices. With respect to Exim Inventory Placeholder Invoices, Borrower represents and warrants that all of Borrower’s Inventory which is the subject of any Exim Inventory Placeholder Invoice is and will continue to be Eligible Export-Related Inventory.

5.5          Use of Proceeds. Borrower will use the proceeds of the Advances only for the purposes specified in the Borrower Agreement. Borrower will not use the proceeds of the Advances for any purpose prohibited by the Borrower Agreement.

6              AFFIRMATIVE COVENANTS

Borrower shall do all of the following until the occurrence of both (a) the Maturity Date, and (b) payment in full of all Obligations:

6.1          Domestic Loan Documents. Borrower shall comply in all respects with the terms and provisions of the Domestic Loan Documents, which terms and provisions are incorporated into this Exim Agreement and shall survive the termination of Domestic Agreement, which shall include, without limitation, compliance with the financial reporting requirements set forth in the Domestic Agreement and the financial covenants set forth in the Domestic Agreement.

6.2          Borrower Agreement. Borrower shall comply with all of the terms of the Borrower Agreement, including without limitation, the delivery of any and all notices required pursuant to Sections 2.18 and/or 2.24 of the Borrower Agreement. In the event of any conflict or inconsistency between any provision contained in the Borrower Agreement with any provision contained in this Exim Agreement, the more strict provision, with respect to Borrower, shall control.

6.3          Notice in Event of Filing of Action for Debtor’s Relief. Borrower shall notify Bank in writing within five (5) days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within forty-five (45) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within forty-five (45) calendar days after the commencement thereof; or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.

6.4          Audits. Borrower shall allow Bank to audit Borrower’s Collateral at Borrower’s expense upon reasonable notice to Borrower. Bank agrees that, prior to the occurrence of an Event of Default, Bank will not conduct more than the greater of (a) two (2) such audits in any year or (b) the number of annual audits permitted under the Domestic Agreement.

6.5          Reporting Requirements.

(a)           Compliance Certificates. Borrower shall deliver to Bank, with each Invoice Transmittal and together with the Compliance Certificate as and when required pursuant to the Domestic Agreement, a Compliance Certificate in the form of Exhibit B hereto.

(b)           Inventory Reports. Borrower shall deliver to Bank, as soon as available, but no later than thirty (30) days following each Reconciliation Period, a listing of Borrower’s Eligible Export-Related Inventory, in form acceptable to Bank.

(c)           Borrowing Base Certificates. Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period in which Borrower was Streamline Facility Eligible, a borrowing base certificate including a summary listing of Borrower’s Eligible Foreign Accounts, in form reasonably acceptable to Bank.

(d)           Other Reporting Requirements. Borrower shall deliver all reports, certificates and other documents to Bank as provided in the Borrower Agreement and as Bank and Exim Bank may reasonably request. In addition, Borrower shall comply with the reporting requirements set forth in the Domestic Loan Documents.

6.6          Exim Insurance. If required by Bank, Borrower will obtain, and pay when due all premiums with respect to, and maintain uninterrupted foreign credit insurance. In addition, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by Exim Bank insuring against comprehensive commercial and political risk (the “Exim Bank Policy”). The insurance proceeds from the Exim Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this Exim Agreement. Borrower will immediately notify Bank and Exim Bank in writing upon submission of any claim under the Exim Bank Policy.

6.7          Further Assurances. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Exim Agreement.

7              NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent.

7.1          Domestic Loan Documents. Violate or otherwise fail to comply with any provisions of Section 7 of the Domestic Agreement, which provisions are incorporated into this Exim Agreement.

7.2          Borrower Agreement. Violate or otherwise fail to comply with any provision of the Borrower Agreement, including, without limitation, the negative covenants set forth in Section 2.22.

7.3          Exim Guarantee. Take any action, or permit any action to be taken, that causes or, with the passage of time, could reasonably be expected to cause, the Exim Guarantee to cease to be in full force and effect.

8              EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Exim Agreement:

8.1          Payment Default. Borrower fails to pay any of the Obligations when due;

8.2          Covenant Default. Borrower fails or neglects to perform any obligation in Section 2.2.7, 6.2, 6.3, 6.4, 6.5, or 6.6, or violates any covenant in Section 7 or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Exim Agreement, any Loan Documents and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period); provided further, however, grace and cure periods provided under this section shall not apply to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain;

8.3          Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Advances shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.4          Domestic Default. The occurrence of an Event of Default under the Domestic Agreement;

8.5          Exim Guarantee. If the Exim Guarantee ceases for any reason to be in full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes any obligations under the Exim Guarantee; or

8.6          Term Loan Default. The occurrence of an Event of Default (as such term is defined in the Term Loan Agreement) under the Term Loan Agreement.

9              BANK’S RIGHTS AND REMEDIES

9.1          Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a)           declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.3 occurs all Obligations are immediately due and payable without any action by Bank);

(b)           stop advancing money or extending credit for Borrower’s benefit under this Exim Agreement or under any other agreement between Borrower and Bank;

(c)           demand that Borrower (i) deposit cash with Bank in an amount equal to the aggregate amount of any letters of credit that are outstanding but undrawn, as collateral security for the repayment of any future drawings under such letters of credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any letters of credit;

(d)           settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank’s security interest in such funds and verify the amount of such account. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(e)           make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(f)            apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(g)           ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(h)           place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;

(i)            exercise all rights and remedies and dispose of the Collateral according to the Code; and

(j)            demand and receive possession of Borrower’s Books.

9.2          Bank Expenses; Unpaid Fees. If Borrower fails to obtain insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Exirn Agreement or by any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable effort to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.3          Bank’s Liability for Collateral. So Long as Bank complies with reasonable banking practices regarding the safekeeping of Collateral in possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral other than any loss, damage or destruction directly caused by the gross negligence or willful misconduct of Bank or its employees.

9.4          Remedies Cumulative. Bank’s rights and remedies under this Exim Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.5          Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10           NOTICES.

Notices or demands by either party about this Exim Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by fax to the addresses listed at the beginning of this Exim Agreement. A party may change notice address by written notice to the other party.

11           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Exim Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS EXIM

AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EXIM AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12           GENERAL PROVISIONS

12.1        Successors and Assigns. This Exim Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Exim Agreement or any rights or Obligations under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Exim Agreement, the Loan Documents or any related agreement.

12.2        Indemnification. Borrower agrees to indemnify, defend, and hold Bank and its officers, directors, employees, agents, attorneys or any other Person affiliated with or representing Bank (each an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses or Bank Expenses directly caused by an Indemnified Person’s gross negligence or willful misconduct.

12.3        Right of Set-Off. Borrower hereby grants to Bank, a right of set-off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.4        Time of Essence. Time is of the essence for the performance of all Obligations in this Exim Agreement.

12.5        Severability of Provision. Each provision of this Exim Agreement is severable from every other provision in determining the enforceability of any provision.

12.6        Amendments in Writing; Integration. All amendments to this Exim Agreement must be in writing signed by both Bank and Borrower. This Exim Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Exim Agreement and the Loan Documents merge into this Exim Agreement and the Loan Documents.

12.7        Counterparts. This Exim Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Exim Agreement.

12.8        Survival. All covenants, representations and warranties made in this Exim Agreement continue in full force until this Exim Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Exim Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9        Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Advances (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order, (d) to Bank’s regulators or as otherwise in connection with Bank’s examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Exim Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.10      Borrower Agreement; Cross-Collateralization; Cross-Default; Conflicts. Both this Exim Agreement and the Borrower Agreement shall continue in full force and effect, and all rights and remedies under this Exim Agreement and the Borrower Agreement are cumulative. The term “Obligations” as used in this Exim Agreement and in the Borrower Agreement shall include without limitation the obligation to pay when due all loans made pursuant to the Borrower Agreement (the “Exim Loans”) and all interest thereon and the obligation to pay when due all Advances made pursuant to the terms of this Exim Agreement and all interest thereon. Without limiting the generality of the foregoing, the security interest granted herein covering all “Collateral” as defined in this Exim Agreement and as defined in the Borrower Agreement shall secure all Exim Loans and all Advances and all interest thereon, and all other Obligations. Any Event of Default under this Exim Agreement shall also constitute an Event of Default under the Borrower Agreement, and any Event of Default under the Borrower Agreement shall also constitute an Event of Default under this Exim Agreement. In the event Bank assigns its rights under this Exim Agreement and/or under any note evidencing Exim Loans and/or its rights under the Borrower Agreement and/or under any note evidencing Advances, to any third party, including, without limitation, the Exim Bank, whether before or after the occurrence of any Event of Default, Bank shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the Borrower Agreement and/or note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrower. Should any term of the Exim Agreement conflict with any term of the Borrower Agreement, the more restrictive term in either agreement shall govern Borrower.

13           DEFINITIONS

13.1        Definitions. Except as otherwise defined, terms that are capitalized in this Exim Agreement shall have the meanings assigned in the Domestic Agreement. As used in this Exim Agreement, the following terms shall have the following definitions:

“Advance” is defined in Section 2.1.1.

“Advance Rate” is (a) with respect to Eligible Foreign Accounts and Aggregate Eligible Foreign Accounts, ninety percent (90.0%), net of any offsets related to each specific Account Debtor including, without limitation, Deferred Revenue, or such other percentage as Bank establishes under Section 2.1.1, and (b) with respect to Exim. Inventory Placeholder Invoices, seventy-five percent (75.0%), net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue, or such other percentage as Bank establishes under Section 2.1.1.

“Advance Request and Invoice Transmittal” shows Eligible Foreign Accounts, Aggregate Eligible Foreign Accounts and/or Inventory Placeholder Invoices which Bank may finance and (a) for each such Eligible Foreign Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number, (b) for all Aggregate Eligible Foreign Accounts, contains a listing of Eligible Foreign Accounts and includes a current accounts receivable aging, and (c) for each such Exim Inventory Placeholder Invoice, a listing of all Inventory which Borrower proposed to be the subject of an Exim Inventory Placeholder Invoice.

“Aggregate Eligible Foreign Account Advance” is defined in Section 2.1.1.

“Aggregate Eligible Foreign Accounts” is defined in Section 2.1.1.

“Applicable Rate” is a per annum rate equal to the Prime Rate plus two percent (2.0%); provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) at all times during the applicable Testing Month, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus one and three-quarters of one percent (1.75%); provided further, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of greater than Four Million Dollars ($4,000,000.00) at all times during the applicable Testing Month, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%).

“Borrower Agreement” is defined in Section 2.6.

“Closing Date” is the date of this Exim Agreement.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Handling Fee” is defined in Section 2.2.4.

“Collections” are (a) all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables, (b) the monthly refinancing by Bank, to be completed at Bank’s discretion pursuant to Section 2.3.1(b)(iii), of all outstanding Aggregate Eligible Foreign Accounts Advances, and (c) the monthly refinancing by Bank, to be completed at Bank’s discretion pursuant to Section 2.3.1(c)(iii), of all outstanding Exim Inventory Advances.

“Compliance Certificate” is attached as Exhibit B.

“Credit Extension” is any Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Deferred Revenue” is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.

“Domestic Agreement” is defined in Section 1(a).

“Domestic Loan Documents” is defined in Section 1(a).

“Early Termination Fee” is defined in Section 2.1.1.

“Eligible Export-Related Inventory” is defined in the Borrower Agreement.

“Eligible Foreign Account Advance” is defined in Section 2.1.1.

“Eligible Foreign Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, conform in all respects to the Borrower Agreement, have been, at the option of Bank, confirmed in accordance with Section 2.1.1(d), and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion and that arise in the ordinary course of Borrower’s business and are derived from exports originating in the United States and (i) with respect to which the Account Debtor is not located in the United States, (ii) with respect to which are payable and collected by Borrower in the United States, (iii) conform in all respects to the provisions of the Borrower Agreement, (iv) that have been validly assigned or pledged to Bank in a manner satisfactory to Bank giving Bank a first priority perfected security interest, or its equivalent, in such Accounts (subject only to Permitted Liens that are permitted to have superior priority to Bank’s security interest), (v) comply with all of Borrower’s representations and warranties to Bank with respect to such Accounts, and (vi) that either (A) Bank approves on a case by case basis (which shall be required with respect to foreign Accounts on open account terms), or (B) are supported by letter(s) of credit acceptable to Bank. Standards of eligibility may be fixed or revised from time to time by Bank in Bank’s reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. In addition, Eligible Foreign Accounts shall not include the following:

(a)           Accounts with a term in excess of ninety (90) days from the date of invoice;

(b)           Accounts for an Account Debtor, fifty percent (50%) or more of whose Accounts do not meet clause (a) and clause (c) of this definition of Eligible Foreign Accounts;

(c)           Accounts that the Account Debtor has failed to pay within sixty (60) calendar days of the original due date of the invoice unless such accounts are insured through Exim Bank export credit insurance for comprehensive commercial and political risk, in which case ninety (90) calendar days shall apply;

(d)           Accounts with credit balances over sixty (60) days past original invoice due date;

(e)           Accounts which represent progress billings, or become due under a fulfillment or requirements contract with the Account Debtor;

(f)            Accounts which are subject to any contingencies (including Accounts arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional);

(g)           Accounts which are owing from a Non-U.S. Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account);

(h)           Accounts which are owing from an Account Debtor which is an Affiliate, officer, director, employee or agent of Borrower;

(i)            Accounts which are owing from a Non-U.S. Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Bank, or which, fails or goes out of a material portion of its business;

(j)            Accounts which are owing from a Non-U.S. Account Debtor affiliated with any military organization or arise from the sale or licensing of goods or provision of services related to the defense industry;

(k)           Accounts which are owing from a Non-U.S. Account Debtor located in countries where the EXIM Bank is legally prohibited from doing business or in which EXIM Bank coverage is not available (as designated by the EXIM Bank’s most recent Country Limitation Schedule);

(l)            Accounts which are billed in currencies other than in U.S. Dollars, unless otherwise approved by the EXIM Bank;

(m)          Accounts with respect to which an invoice has not been sent;

(n)           Accounts billed and payable outside of the United States;

(o)           Accounts from military buyers or generated by defense articles or services;

(p)           Accounts, if any, generated by sales of inventory which constitutes defense articles or defense services;

(q)           Accounts which are backed by letters of credit that are (i) unacceptable to Bank in its sole discretion or (ii) not negotiated by Bank;

(r)            Accounts which are backed by a letter of credit but where the goods covered have not yet been shipped or where the services covered have not yet been provided;

(s)           Accounts for which Borrower owes the Account Debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(t)            Accounts in respect of unfulfilled contractual billings of Borrower (including, without limitation, pre-bill accounts and milestone accounts);

(u)           Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if the Account Debtor’s payment may be conditional;

(v)           Accounts in which the Account Debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(w)          Accounts which are owing from a Non-U.S. Account Debtor to whom Borrower is or may be liable for goods purchased from such Non-U.S. Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by Borrower to such Non-U.S. Account Debtor).

(x)            Accounts as to which any covenant, representation or warranty contained in the Loan Documents with respect to such Account has been breached;

(y)           Accounts as to which Bank does not have a valid, perfected first priority lien;

(z)            Accounts for which the items giving rise to such Account have not been shipped and delivered to the Account Debtor or the services giving rise to such Account have not been performed by Borrower or the Account does not represent a final sale of goods or services;

(aa)         Accounts for which Borrower has made any agreement with the Account Debtor for any deduction therefrom except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(bb)         Accounts for which any of the items giving rise to such Accounts have been returned, rejected or repossessed;

(cc)         Accounts which are not “Eligible Export-Related Accounts Receivable”, as such term is defined in the Borrower Agreement; and

(dd)         Accounts for which Bank reasonably determines collection to be doubtful or any Accounts which are unacceptable to Bank for any reason.

“Events of Default” are set forth in Article 8.

“Exim Bank” means Export-Import Bank of the United States.

“Exim Guaranty” is defined in Section 2.5.

“Exim Inventory Advance” is defined in Section 2.1.1.

“Exim Inventory Placeholder Invoice” is the estimated value (as reasonably calculated by Borrower, subject to Section 5.4) of Borrower’s Eligible Export-Related Inventory.

“Exim Loans” is defined in Section 12.10.

“Export Order” is defined in the Borrower Agreement.

“Export-Related Accounts Receivable” is defined in the Borrower Agreement.

“Export-Related General Intangibles” is defined in the Borrower Agreement.

“Export-Related Inventory” is defined in the Borrower Agreement.

“Facility Amount” is Eleven Million One Hundred Eleven Thousand One Hundred Eleven and 11/100 Dollars ($11,111,111.11).

“Finance Charges” is defined in Section 2.2.3.

“Financed Receivables” are all those Eligible Foreign Accounts, Aggregate Eligible Foreign Accounts and Exim Inventory Placeholder Invoices, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.

“Financed Receivable Balance” is the total outstanding gross face amount, at any time, of any Financed Receivable.

“Loan Documents” are, collectively, this Exim Agreement, the Domestic Agreement, the Term Loan Agreement, the IP Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Exim Agreement, all as amended, extended or restated.

“Lockbox” is defined in Section 2.2.7.

“Material Adverse Change” is: (a) a material impairment in the perfection or priority of Bank’s security interest in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is two (2) years from the Closing Date.

“Minimum Finance Charge” is an amount equal to the amount of Finance Charges and Collateral Handling Fees Bank would have earned in any fiscal quarter if the principal amount of outstanding Advances during such quarter averaged Two Million Dollars ($2,000,000.00). For purposes of this calculation, the highest Applicable Rate in effect at any time during such quarter shall used in calculating the Minimum Finance Charge for the entire quarter.

“Obligations” are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Exim Agreement, the Domestic Agreement, the Term Loan Agreement, or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Early Termination Fee, Collateral Handling Fee, interest, fees, expenses, professional fees and attorneys’ fees, or other amounts now or hereafter owing by Borrower to Bank.

“Prime Rate” is a rate equal to the greater of (a) six percent (6.0%), and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Reconciliation Period” is each calendar month.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise which reduce the amount of the Advances, and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided herein: (a) for accrued interest; (b) to reflect events, conditions, contingencies or risks which, as determined by Bank, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); (c) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (d) in respect of any state of facts which Bank determines is reasonably likely to constitute an Event of Default.

“Streamline Facility Eligible” means, for any Subject Month (as of the first calendar day of such month), Borrower had Liquidity at all times during the applicable Testing Month of at least the greater of (a) Four Million Dollars ($4,000,000.00), and (b) the product of (i) negative one (-1) multiplied by (ii) Borrower’s EBITDA for the six-month period ending at the last day of the applicable Testing Month.

“Subject Month” is the month which is two (2) calendar months after any Testing Month.

“Testing Month” is any month with respect to which Bank has tested Borrower’s Liquidity in order to determine the Collateral Handling Fee in Section 2.2.4, the Applicable Rate, or if Borrower is Streamline Facility Eligible.

[Signature pages follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Exim Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

CYOPTICS, INC.

By:	/s/ Matt Riley
Name:	Matt Riley
Title:	CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Andrew A. Rico
Name:	Andrew A. Rico
Title:	Sr. Vice President

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include, whether now owned or hereafter acquired, (a) more than sixty-five percent (65.0%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Subsidiary not organized in the United States or any state thereof which shares entitle the holder thereof to vote for directors or any other matter, (b) certificates of deposit maintained solely to secure letters of credit issued in connection with leases, and (c) Equipment subject to a lien described in clause (c) of the definition of Permitted Liens (but only until such lien is released and only to the extent that Borrower is prohibited from granting Bank a lien in such Equipment).

EXHIBIT B

A Member of SVB Financial Group

SPECIALTY FINANCE DIVISION

Compliance Certificate

I, an authorized officer of CYOPTICS, INC. (“Borrower”) certify under the Export-Import Bank Loan and Security Agreement (the “Exim Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Exim Agreement):

Borrower represents and warrants for each Financed Receivable (other than Financed Receivables based upon Exim Inventory Placeholder Invoices):

Each Financed Receivable is an Eligible Foreign Account.

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not reasonably anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds thereof.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank with respect to a Financed Receivable contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading. All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Financed Receivable are true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books with respect to a Financed Receivable are genuine and in all respects what they purport to be.

All sales and other transactions underlying or giving rise to each Financed Receivable comply in all material respects with all applicable laws and governmental rules and regulations.

To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to each Financed Receivable are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business or operations.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not regulated as an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

With respect to Exim Inventory Placeholder Invoices, Borrower represents and warrants that all of Borrower’s Inventory which is the subject of any Exim Inventory Placeholder Invoice is and will continue to be Eligible Export-Related Inventory.

The undersigned represents and warrants that as of the date hereof the foregoing is true and correct, that the information reflected in this Compliance Certificate complies with the representations and warranties set forth in the Exim Agreement and the Borrower Agreement each dated                                 , 2008, as may be amended from time to time, as if all representations and warranties were made as of the date hereof (provided that those representations, warranties or other statements expressly referring to a specific date shall be true in all respects as of such date), and that Borrower is in full compliance with its agreements, covenants, and obligations under such agreements. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export. Borrower is not using disbursements for the purpose of (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following: (a) Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Stream Line Facility Eligibility

Required		Actual		Eligible

$	*	$	*	Yes No

*As set forth in the definition of Streamline Facility Eligible.

Determination of Pricing

	Required		Actual	Pricing Level

Liquidity	$	**	$
Collateral Handling Fee

Applicable Rate

**As set forth in Section 2.2.4 and the definition of Applicable Rate.

All other representations and warranties in the Exim Agreement are true and correct in all material respects on this date, provided that those representations and warranties expressly referring to a specific date shall be true as of such date, and Borrower represents that there is no existing Event of Default.

Sincerely,

Signature

Title

Date

FIRST LOAN MODIFICATION AGREEMENT

(EXIM)

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 31, 2009, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and CYOPTICS, INC., a Delaware corporation with its chief executive office located at 9999 Hamilton Boulevard, Breinigsville, Pennsylvania 18031 (“Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 21, 2008, evidenced by, among other documents, a certain Export-Import Bank Loan and Security Agreement dated as of May 21, 2008, between Borrower and Bank (the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement and the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of May 21, 2008, between Borrower and Bank, as amended by that certain First Amendment to Intellectual Property Security Agreement dated as of even date herewith (as amended, the “IP Agreement” and, together with the Loan Agreement and any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                          The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(b)(i) thereof:

“In addition and notwithstanding the foregoing, the aggregate amount of Advances outstanding at any time hereunder shall not exceed Ten Million Dollars ($10,000,000.00).”

and inserting in lieu thereof the following:

“In addition and notwithstanding the foregoing, the aggregate amount of Advances outstanding at any time hereunder shall not exceed Twelve Million Dollars ($12,000,000.00).”

2                                          The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.5 thereof:

“              (c)           Borrowing Base Certificates.  Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period in which Borrower was Streamline Facility Eligible, a borrowing base certificate including a summary listing of Borrower’s Eligible Foreign Accounts, in form reasonably acceptable to Bank.”

and inserting in lieu thereof the following:

“              (c)           Borrowing Base Certificates.  Provide Bank with, as soon as available, but no later than five (5) days following each Reconciliation Period during which any Advances made based upon Aggregate Eligible Foreign Accounts were outstanding, and in connection with any request for an Advance based on Aggregate Eligible Foreign Accounts, a borrowing base certificate, in form reasonably acceptable to Bank.”

3                                          The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“              “Facility Amount” is Eleven Million One Hundred Eleven Thousand One Hundred Eleven and 11/100 Dollars ($11,111,111.11).”

“              “Maturity Date” is two (2) years from the Closing Date.”

“              “Prime Rate” is a rate equal to the greater of (a) six percent (6.0%), and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

and inserting in lieu thereof the following:

“              “Facility Amount” is Thirteen Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($13,333,333.33).”

“              “Maturity Date” is December 29, 2011.”

“              “Prime Rate” is a rate equal to the greater of (a) five percent (5.0%), and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

4.             FEES.  Borrower shall pay to Bank a modification fee equal to One Hundred Fifty Nine Thousand One Hundred Sixty Seven Dollars ($159,167.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             RATIFICATION OF IP AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that said IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said IP Agreement, and shall remain in full force and effect.

6.             RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 21, 2008 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

CYOPTICS, INC.		SILICON VALLEY BANK

By:	/s/ Ed J. Coringrato	By:	/s/ Kate Leland

Name:	Ed J. Coringrato	Name:	Kate Leland

Title:	CEO	Title:	Vice President

The undersigned, CyOptics International Holding Co., ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of May 21, 2008 (as amended, the “Co. Guaranty”) and acknowledges, confirms and agrees that the Co. Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

CYOPTICS INTERNATIONAL HOLDING CO.

By:	/s/ Ed J. Coringrato

Name:	Ed J. Coringrato

Title:	CEO

The undersigned, CyOptics International Holding LLC, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of May 21, 2008 (as amended, the “LLC Guaranty”) and acknowledges, confirms and agrees that the LLC Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

CYOPTICS INTERNATIONAL HOLDING LLC

By:	/s/ Ed J. Coringrato

Name:	Ed J. Coringrato

Title:	CEO

SECOND LOAN MODIFICATION AGREEMENT

(EXIM)

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 20, 2011, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and CYOPTICS, INC., a Delaware corporation with its chief executive office located at 9999 Hamilton Boulevard, Breinigsville, Pennsylvania 18031 (“Borrower”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 21, 2008, evidenced by, among other documents, a certain Export-Import Bank Loan and Security Agreement dated as of May 21, 2008, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 31, 2009 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement and the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of May 21, 2008, between Borrower and Bank, as amended by that certain First Amendment to Intellectual Property Security Agreement dated as of December 31, 2009 (as amended, the “IP Agreement” and, together with the Loan Agreement and any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                          The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(b)(i) thereof:

“In addition and notwithstanding the foregoing, the aggregate amount of Advances outstanding at any time hereunder shall not exceed Twelve Million Dollars ($12,000,000.00).”

and inserting in lieu thereof the following:

“In addition and notwithstanding the foregoing, the aggregate amount of Advances outstanding at any time hereunder shall not exceed Fifteen Million Dollars ($15,000,000.00).”

2                                          The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(b)(ii) thereof:

“The aggregate amount of Exim Inventory Advances outstanding at any time may not exceed the lesser of (i) Four Million Five Hundred Thousand Dollars ($4,500,000.00), and (ii) fifty percent (50.0%) of the aggregate amount of Advances outstanding hereunder.”

and inserting in lieu thereof the following:

“The aggregate amount of Exim Inventory Advances outstanding at any time may not exceed the lesser of (i) Seven Million Five Hundred Thousand Dollars ($7,500,000.00), and (ii) fifty percent (50.0%) of the aggregate amount of Advances outstanding hereunder.”

3                                          The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(f) thereof:

“If this Exim Agreement is terminated for any reason prior to the Maturity Date, and at such time the Domestic Agreement and the Term Loan Agreement have been terminated or have matured pursuant to their terms, Borrower shall pay to Bank a termination fee in an amount equal to One Hundred Fifty Thousand Dollars ($150,000.00) (the “Early Termination Fee”); provided that, in no event shall the Early Termination Fee and/or the Prepayment Fee (as defined in the Term Loan Agreement) paid by Borrower under this Exim Agreement, the Domestic Agreement and the Term Loan Agreement exceed, in the aggregate, One Hundred Fifty Thousand Dollars ($150,000.00).  The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.  Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank agrees to refinance and redocument this Exim Agreement under another division of Bank (in its sole and exclusive discretion) prior to the Maturity Date.”

4                                          The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.3 thereof:

“In computing Finance Charges on the Obligations under this Exim Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections.  Borrower will pay a finance charge (the “Finance Charge”) on each Financed Receivable which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance.  Except as otherwise provided in Section 2.3.1(b)(i) and Section 2.3.1(c)(i), the Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.  After an Event of Default has occurred and is continuing, the Applicable Rate will increase an additional five percent (5.0%) per annum effective immediately upon the occurrence of such Event of Default.  In the event that the aggregate amount of Finance Charges and Collateral Handling Fees earned by Bank under this Agreement and the Domestic Agreement in any fiscal quarter is less than the Minimum Finance Charge, Borrower shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate amount of all Finance Charges and Collateral Handling Fees earned by Bank in such fiscal quarter.  Such additional Finance Charge shall be payable on the first day of the next fiscal quarter.”

and inserting in lieu thereof the following:

“In computing Finance Charges on the Obligations under this Exim Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations on the day of receipt of the Collections.  Borrower will pay a finance charge (the “Finance Charge”) on each Financed Receivable which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by (a) prior to the 2011 Effective Date, the outstanding Financed Receivable Balance, and (b) on and after the 2011 Effective Date, (i) with respect to Aggregate Eligible Foreign Account Advances, the outstanding Aggregate Eligible Account Balance, (ii) with respect to Eligible Foreign Account Advances, the outstanding Financed Receivable Balance, and (iii) with respect to Exim Inventory Advances, (A) when Borrower is not Streamline Facility Eligible, the outstanding Financed Receivable Balance, and (B) when Borrower is Streamline Facility Eligible, the outstanding Inventory Advance Balance.  Except as otherwise provided in Section 2.3.1(b)(i) and Section 2.3.1(c)(i), the Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.  After an Event of Default has occurred and is continuing, the Applicable Rate will increase an additional five percent (5.0%) per annum effective immediately upon the occurrence of such Event of Default.”

5                                          The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.4 thereof:

“Borrower will pay to Bank a collateral handling fee equal to 0.50% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”); provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be equal to 0.35% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year; provided further, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of greater than Four Million Dollars ($4,000,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be equal to 0.10% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year.  This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance.  Except as otherwise provided in Section 2.3.1(b)(i) and Section 2.3.1(c)(i), the Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.  In computing Collateral Handling Fees under this Exim Agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations three (3) Business Days after receipt of the Collections.”

and inserting in lieu thereof the following:

“With respect to Financed Receivables based upon Eligible Foreign Accounts and, when Borrower is not Streamline Facility Eligible, Exim Inventory Placeholder Invoices, Borrower will pay to Bank a collateral handling fee equal to 0.10% per month of the outstanding Financed Receivable Balance for each such Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”).  This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance.  Except as otherwise provided in Section 2.3.1(c)(i), the Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.  In computing Collateral Handling Fees under this Exim Agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations on the day of receipt of the Collections.”

6                                          The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3.1(b) thereof:

“Borrower shall pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges and Collateral Handling Fees on the Aggregate Eligible Foreign Account Advances;”

and inserting in lieu thereof the following:

“Borrower shall pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges on the Aggregate Eligible Foreign Account Advances;”

7                                          The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3.2 thereof:

“The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, the Early Termination Fee, Collateral Handling Fees, attorneys’ and professional fees, court costs and expenses, and any other Obligations.”

and inserting in lieu thereof the following:

“The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, Collateral Handling Fees, attorneys’ and professional fees, court costs and expenses, and any other Obligations.”

8                                          The Loan Agreement shall be amended by inserting the following new definitions appearing alphabetically in Section 13.1 thereof:

“                                          “Aggregate Eligible Account Balance” is, on any date, the aggregate outstanding amount of all Aggregate Eligible Foreign Account Advances.”

“                                          “Inventory Advance Balance” is, on any date, the aggregate outstanding amount of all Exim Inventory Advances.”

9                                          The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“                                          “Applicable Rate” is a per annum rate equal to the Prime Rate plus two percent (2.0%); provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) at all times during the applicable Testing Month, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus one and three-quarters of one percent (1.75%); provided further, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of greater than Four Million Dollars ($4,000,000.00) at all times during the applicable Testing Month, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%).”

“                                          “Facility Amount” is Thirteen Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($13,333,333.33).”

“                                          “Maturity Date” is December 29, 2011.”

“                                          “Obligations” are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Exim Agreement, the Domestic Agreement, the Term Loan Agreement, or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Early Termination Fee, Collateral Handling Fee, interest, fees, expenses, professional fees and attorneys’ fees, or other amounts now or hereafter owing by Borrower to Bank.”

“                                          “Prime Rate” is a rate equal to the greater of (a) five percent (5.0%), and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

“                                          “Streamline Facility Eligible” means, for any Subject Month (as of the first calendar day of such month), Borrower had Liquidity at all times during the applicable Testing Month of at least the greater of (a) Four Million Dollars ($4,000,000.00), and (b) the product of (i) negative one (-1) multiplied by (ii) Borrower’s EBITDA for the six-month period ending at the last day of the applicable Testing Month.”

“                                          “Testing Month” is any month with respect to which Bank has tested Borrower’s Liquidity in order to determine the Collateral Handling Fee in Section 2.2.4, the Applicable Rate, or if Borrower is Streamline Facility Eligible.”

and inserting in lieu thereof the following:

“                                          “Applicable Rate” is a per annum rate equal to (a) with respect to Financed Receivables based upon Eligible Foreign Accounts, the Prime Rate plus one and one-half of one percent (1.50%), (b) with respect to Financed Receivables based upon Aggregate Eligible Foreign Accounts, the Prime Rate plus three-quarters of one percent (0.75%), and (c) with respect to Financed Receivables based upon Exim Inventory Placeholder Invoices, (i) when Borrower is not Streamline Facility Eligible, the Prime Rate plus one and one-half of one percent (1.50%), and (ii) when Borrower is Streamline Facility Eligible, the Prime Rate plus three-quarters of one percent (0.75%).”

“                                          “Facility Amount” is Sixteen Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 Dollars ($16,666,666.66).”

“                                          “Maturity Date” is December 26, 2013.”

“                                          “Obligations” are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Exim Agreement, the Domestic Agreement, the Term Loan Agreement, or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Collateral Handling Fee, interest, fees, expenses, professional fees and attorneys’ fees, or other amounts now or hereafter owing by Borrower to Bank.”

“                                          “Prime Rate” is (a) prior to the 2011 Effective Date, a rate equal to greater of (i) five percent (5.0%), and (ii) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate, and (b) on and after the 2011 Effective Date, with respect to any day, the “Prime Rate” as quoted in the Wall Street Journal print edition on such day (or, if such day is not a day on which the Wall Street Journal is published, the immediately preceding day on which the Wall Street Journal was published).”

“                                          “Streamline Facility Eligible” means, as of any day during any Subject Month, Borrower has provided evidence to Bank that Borrower had an Adjusted Quick Ratio of at least 1.0 to 1.0 at all times during the applicable Testing Month.”

“                                          “Testing Month” is any month with respect to which Bank has tested Borrower’s Adjusted Quick Ratio to determine whether Borrower is Streamline Facility Eligible.”

10                                    The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“                                          “Early Termination Fee” is defined in Section 2.1.1.

“                                          “Minimum Finance Charge” is an amount equal to the amount of Finance Charges and Collateral Handling Fees Bank would have earned in any fiscal quarter if the principal amount of outstanding Advances during such quarter averaged Two Million Dollars ($2,000,000.00).  For purposes of this calculation, the highest Applicable Rate in effect at any time during such quarter shall used in calculating the Minimum Finance Charge for the entire quarter.”

11                                    The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

4.                                       FEES.  Borrower shall pay to Bank (a) a modification fee equal to One Hundred Fifteen Thousand One Hundred Dollars ($115,100.00) (which includes an Exim Bank application fee in the amount of One Hundred Dollars ($100.00)), which fee shall be deemed fully earned as of the date hereof and shall be due on the date hereof, and (b) an anniversary fee equal to One Hundred Fifteen Thousand Dollars ($115,000.00), which fee shall be deemed fully earned as of the date hereof and shall be due on December 28, 2012.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                       RATIFICATION OF IP AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that the IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Agreement, and shall remain in full force and effect.

6.                                       PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 20, 2011, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.  Borrower hereby acknowledges and agrees that all references in the Loan Agreement to Perfection Certificate shall mean and include the Perfection Certificate as described herein.

7.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.                                       RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.                                       NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.                                 CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.                                 COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

CYOPTICS, INC.		SILICON VALLEY BANK

By:	/s/ Ettore J. Coringrato, Jr.	By:	/s/ Kate Leland

Name:	Ettore J. Coringrato, Jr.	Name:	Kate Leland

Title:	CEO	Title:	Vice President

The undersigned, CYOPTICS INTERNATIONAL HOLDING CO., hereby: (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of May 21, 2008 (as amended, the “Co. Guaranty”); (b) acknowledges, confirms and agrees that the Co. Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (c) acknowledges, confirms and agrees that the guaranteed obligations and liabilities under the Co. Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

CYOPTICS INTERNATIONAL HOLDING CO.

By:	/s/ Ettore J. Coringrato, Jr.
Name:	Ettore J. Coringrato, Jr.
Title:	CEO

The undersigned, CYOPTICS INTERNATIONAL HOLDING LLC, hereby: (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of May 21, 2008 (as amended, the “LLC Guaranty”); (b) acknowledges, confirms and agrees that the LLC Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (c) acknowledges, confirms and agrees that the guaranteed obligations and liabilities under the LLC Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

CYOPTICS INTERNATIONAL HOLDING LLC

By:	/s/ Ettore J. Coringrato, Jr.
Name:	Ettore J. Coringrato, Jr.
Title:	CEO

The undersigned, CYOPTICS CHINA, INC., hereby: (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of June 20, 2011 (as amended, the “CyOptics China Guaranty”); (b) acknowledges, confirms and agrees that the CyOptics China Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (c) acknowledges, confirms and agrees that the guaranteed obligations and liabilities under the CyOptics China Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

CYOPTICS CHINA, INC.

By:	/s/ Ettore J. Coringrato, Jr.
Name:	Ettore J. Coringrato, Jr.
Title:	CEO

The undersigned, CYOPTICS TAIWAN, INC., hereby: (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of June 20, 2011 (as amended, the “CyOptics Taiwan Guaranty”); (b) acknowledges, confirms and agrees that the CyOptics Taiwan Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (c) acknowledges, confirms and agrees that the guaranteed obligations and liabilities under the CyOptics Taiwan Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

CYOPTICS TAIWAN, INC.

By:	/s/ Ettore J. Coringrato, Jr.
Name:	Ettore J. Coringrato, Jr.
Title:	CEO

SCHEDULE 1

EXHIBIT B

SPECIALTY FINANCE DIVISION

Compliance Certificate

I, an authorized officer of CYOPTICS, INC. (“Borrower”) certify under the Export-Import Bank Loan and Security Agreement (as amended, the “Exim Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows for the period ending                                                  (all capitalized terms used herein shall have the meaning set forth in the Exim Agreement):

Borrower represents and warrants for each Financed Receivable (other than Financed Receivables based upon Exim Inventory Placeholder Invoices):

Each Financed Receivable is an Eligible Foreign Account.

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not reasonably anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds thereof.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank with respect to a Financed Receivable contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading. All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Financed Receivable are true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books with respect to a Financed Receivable are genuine and in all respects what they purport to be.

All sales and other transactions underlying or giving rise to each Financed Receivable comply in all material respects with all applicable laws and governmental rules and regulations.

To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to each Financed Receivable are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business or operations.

Borrower has good title to the Collateral, free of Liens except Permitted Liens.  All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not regulated as an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

With respect to Exim Inventory Placeholder Invoices, Borrower represents and warrants that all of Borrower’s Inventory which is the subject of any Exim Inventory Placeholder Invoice is and will continue to be Eligible Export-Related Inventory.

The undersigned represents and warrants that as of the date hereof the foregoing is true and correct, that the information reflected in this Compliance Certificate complies with the representations and warranties set forth in the Exim Agreement and the Borrower Agreement each dated                             , 20    , as may be amended from time to time, as if all representations and warranties were made as of the date hereof (provided that those representations, warranties or other statements expressly referring to a specific date shall be true in all respects as of such date), and that Borrower is in full compliance with its agreements, covenants, and obligations under such agreements.  Such representations and warranties include, without limitation, the following:  Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export.  Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States.  Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following:  (a)  Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

All other representations and warranties in the Exim Agreement are true and correct in all material respects on this date, provided that those representations and warranties expressly referring to a specific date shall be true as of such date, and Borrower represents that there is no existing Event of Default.

Streamline Facility Eligibility

	Required	Actual	Eligible

Adjusted Quick Ratio	≥ 1.0 to 1.0	to 1.0	Yes No

Sincerely,

/s/ Ettore J. Coringrato, Jr.
Signature
CEO
Title
6/20/11
Date